EXHIBIT 3.2

LEASE dated as of the 1st day of November, 1995.

BETWEEN:

THE CARRIER DRIVE DEVELOPMENT LTD.

(hereinafter called "Landlord")
OF THE FIRST PART;
-     and -
CANTECH INVESTMENTS LTD.
(hereinafter called "Tenant")
OF THE SECOND PART;

ARTICLE I

1.00 -  LEASE SUMMARY

1.01 Lease Summary

The following is a summary of some of the basic terms of this Lease. For details of the terms referred to below, recourse should be had to the balance of this Lease. This Section 1.01 is for convenience and if a conflict occurs between the provisions of this Section 1.01 and any other provisions of this Lease, the other provisions of this Lease shall govern.
(a) Premises: a free standing building and adjacent lands described as the Lands and Building Municipally known as 60 Carrier Drive, Etobicoke, Ontario
(b) Term:Five (5) years
(c) Commencement Date: November 1, 1995
(d) Expiry Date: October 31, 2000
(e) Basic Rent:

  Year       Basic Rent            Monthly Basic          Annual Basic
             Per square foot       Rent                   Rent
  1          $1.25                 $ 6,845.31             $82,143.75
  2          $1.25                 $ 6,845.31             $ 82,143.75
  3          $2.35                 $12,869.19             $154,430.25
  4          $2.50                 $13,690.63             $164,287.50
  5          $2.65                 $14,512.06             $174,144.75

(f) Option to Renew:                     For further five (5) year period
(g) Use of Premises:                     manufacturing/warehousing  of wood and
                                         related  bi-products and general
                                         offices
(h) Security Deposit                     letter of Credit for $42,000 for a
                                         minimum term of two (2) years as per
                                         Clause 22 - Offer to Lease.
(i) Option to Purchase                   $2,102,880.00 ($32.00 per square foot)

ARTICLE II

2.00 - DEFINITIONS

2.01 Definitions
     Where used in this Lease, the following words of phrases shall have the meanings set forth in the balance of this Article.
2.02 "Additional Rent" shall have the meaning ascribed to it in Section 5.03.






2.03 "Building" means the building located on the Lands and forming part of the Premises and containing approximately 65,715 square feet of area.
2.04 "Commencement Date" shall have the meaning ascribed to it in Section 1.01.
2.05 "Lands" means the lands more particularly described in Schedule "A" hereto.
2.06 "Laws" means all statutes, regulations, bylaws, orders, rules, requirements and directions of all federal, provincial, municipal and other governmental authorities having jurisdiction.
2.07  "Lease" means this Lease including all of the schedules attached hereto.
2.08  "Premises" means the Lands and the Building.
2.09 "Realty Taxes" means all taxes, rates, duties, levies, fees, charges, local improvement rates, imposed charges, levies and assessments whatever (including school taxes, water and sewer taxes, extraordinary and special assessments andall rates, charges, excises or levies, whether or not of the foregoing nature), and whether municipal, provincial, federal or otherwise, which may be levied, confirmed, imposed, assessed, charged or rated against the Premises or any part thereof or any furniture, futures, equipment or improvements herein, or against Landlord in respect of any of the same or in respect of any rental or other compensation receivable by Landlord in respect of the same, excluding only Landlord's income taxes thereon, but including all of such taxes which may be incurred by or imposed upon Landlord in lieu of or in addition to the foregoing.
2.10  "Rent" shall have the meaning  ascribed to it in Section 5.01 hereof.
2.11  "Rental Year" means a period of twelve (12) consecutive  calendar  months.
2.12  "Term" shall have the meaning ascribed to it in Section 4.02.

ARTICLE III
3.00 - INTENT OF LEASE
3.01   Net Lease
       It is the intent of the parties hereto that this Lease be a lease that is absolutely net to Landlord, and that, except as expressly herein set out, Landlord shall not be responsible for any expenses or obligations of any kind whatsoever in respect of or attributable to the Premises.

ARTICLE IV
4.00 - LEASE OF PREMISES
4.01   Premises
       Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.
4.02   Terms
       The Term of the Lease  shall be for the period  described  as the Term in
       Section 1.01 hereof, commencing on the Commencement date and to be fully completed and ended on the date described as the Expiry Date in Section
       1.01 hereof.
4.03   Quiet Enjoyment
       Subject to all of the terms of this Lease and object to Tenant's paying all Rent and performing all obligations whatsoever as and when the same are due to be paid and performed by Tenant, Tenant may peaceably possess and enjoy the Premises for the Term without interruption by Landlord or any person claiming by, from or under Landlord.
ARTICLE V
5.00 - RENT
5.01   Tenant to Pay
       Tenant shall pay in lawful money of Canada at par at such address as shall be designated from time to time by Landlord, Basic Rent and Additional Rent (all of which are collectively herein sometimes referred to as "Rent") as herein provided without any deduction, set-off or abatement whatsoever, Tenant hereby agreeing to wave any rights it may have pursuant to the provisions of Section 35 of the Landlord and Tenant Act R.S.O. 1980 or any other statutory provision to the same or similar effect and any other rights it may have at law to set-off.
5.02   Basic Rent





       Commencing on the Commencement Date, Tenant shall pay to Landlord a fixed minimum annual rent ("Basic Rent") in the amount described as Basic Rent in Section 1.01(e) hereof, to be paid in equal monthly instalments in advance on the first day of each month during the Term.

       If the first day upon which Rent is payable is other than the first day of a calendar month, the Tenant shall pay upon such date Rent from such date to the end of such month calculated at a daily rate of 1/365th of the annual Basic Rent.
5.03   Additional Rent
       In addition to Basic Rent, Tenant shall pay to Landlord all other amounts as and when the same shall be due and payable pursuant to the provisions of this Lease all of which shall be deemed to accrue on a per diem basis.
5.04   Deemed Rent and Allocation
       If Tenant defaults in payment of any Rent (whether to Landlord or otherwise) as and when the same is due and payable hereunder, Landlord shall have the same rights and remedies against Tenant (including rights of distress) upon such default as if such sum or sums were rent in arrears under this Lease. All Rent shall, as between the parties hereto, be deemed to be rent due on the date upon which such sum or sums were originally payable pursuant to this Lease and shall be paid in accordance with this Lease without any deduction, abatement or set-off whatsoever.

       Landlord may, at its option, from time to time, apply or allocate or re-apply or re-allocate any sums received from or payable by Tenant to Landlord on account of any amounts payable by Tenant hereunder in such manner as Landlord determines in its sole and absolute discretion, without regard to and notwithstanding any instructions given by or allocations in respect of such amounts made by Tenant.

       No payment by Tenant or acceptance of payment by Landlord of any amount less than the full amount payable to Landlord, and no endorsement, direction or note on any cheque or other written instruction or statement respecting any payment by Tenant shall be deemed to constitute payment in full or an accord and satisfaction of any obligation of Tenant and Landlord may receive any such lesser amount and any such endorsement, direction, note, instruction or statement without prejudice to any of Landlord's other rights under this Lease or at law, whether or not Landlord notifies Tenant of any disagreement with or non-acceptance of any amount laid or any endorsement, direction, note, instruction or statement received.
5.05   Monthly Payments of Additional Rent
       Landlord may from time to time estimate any amount(s) payable; by Tenant pursuant to any provisions of this Lease for the then current or the next following fiscal period or, if applicable, any broken portion thereof and may notify Tenant in writing of the estimated amounts thus payable by Tenant. The amounts so estimated shall be payable by Tenant in advance in equal monthly instalments over the fiscal period or broken portion thereof, such monthly instalments being payable on the same day as the monthly payments of Basic Rent. Landlord may, from time to time, designate or alter the fiscal period selected in each case. As soon as practicable after the expiration of each fiscal period, Landlord shall furnish to Tenant a statement of the actual expenses it has incurred which are the Tenant's responsibility for such fiscal period and shall make a final determination of the amounts payable by Tenant. If the amount determined to be payable by Tenant as aforesaid shall be greater or less than the payments on account thereof made by Tenant prior to the date of such determination, then the appropriate adjustments will be made and Tenant shall pay any deficiency to Landlord within thirty (30) days after delivery of such statement and final determination and if Tenant is not in default under the terms of the Lease, the amount of any overpayment shall be paid to or credited to the account of Tenant within thirty (30) days after the delivery of such statement.







       Notices by Landlord stating the amount of any estimate or re-estimate of any amount(s) payable hereunder need not include particulars of any of such amounts.

ARTICLE VI
6.00 - TAXES
6.01   Payment of Taxes
       Landlord shall have the right to require Tenant to pay such Realty Taxes and any other taxes which are Tenant's responsibility as set out herein to the relevant taxing authority or Landlord shall have the right to pay any such Realty Taxes or other taxes directly to such taxing authority without thereby affecting Tenant's obligation to pay or contribute to such Realty Taxes or other taxes. To the extent of Realty Taxes received by Landlord from Tenant, Landlord shall pay same to the relevant taxing authority.
6.02   Taxes Payable by Tenant
       Commencing on the Commencement date and thereafter at all time throughout the Term, Tenant shall pay to the City of Etobicoke or the relevant taxing authority, as required by Landlord, not later than the time when they fall due all Realty Taxes and other taxes, if any.
6.03   Business Taxes
       Tenant shall pay as and when the same are due and payable all business taxes including all taxes charged in respect of any business conducted on the Premises or in respect of any use or occupancy of the Premises, whether or not charged against Landlord o r the Premises. In the event that the Tenant is not assessed for business taxes as a result of its being business tax exempt but the Landlord is assessed for business taxes for the business carried by the Tenant in the Premises, the Tenant shall pay to the Landlord forthwith upon demand all such business taxes assessed against the Landlord in respect of the Tenant" use of the Premises.
6.04   Tax Bills and Assessment Notices
       Tenant shall promptly deliver to Landlord forthwith upon Tenant's receiving the same:
       (a) copies of all assessment notices, tax bills and any other documents received by Tenant related to Realty taxes chargeable against or in respect of the Premises; and
       (b) receipts for payment of Realty Taxes and business taxes payable by Tenant pursuant hereto.
       On or before the expiry of each calendar year, Tenant shall provide to Landlord evidence satisfactory to Landlord that all Realty Taxes and business taxes payable by Tenant pursuant to the terms hereof up to the expiry of such calendar year, including all penalties and interest resulting from the payment of Realty Taxes and business taxes, have been duly paid.
6.05   Contest of  Realty Taxes
       Realty Taxes, or the assessments in respect of Realty Taxes which are the subject of any contest by Landlord or Tenant shall nonetheless be payable in accordance with the foregoing provisions hereof provided, however, that in the event Tenant shall have paid any amount in respect of Realty Taxes in excess of the amount ultimately found payable as a result of the disposition of any such contest, and Landlord receives a refund in respect thereof, if Tenant is not in default hereunder the appropriate amount of such refund shall be refunded to or, at the option of Landlord, credited to the account of Tenant.

       Landlord may contest any Realty Taxes and appeal any assessments related thereto and may withdraw any such contest or appeal or may agree with the relevant authorities on any settlement, compromise or conclusion in respect thereof and Tenant consents to Landlord's so doing. Tenant shall co-operate with landlord in respect of any such contest and appeal and shall make available to Landlord such information in respect thereof as Landlord requests. Tenant will execute forthwith on request all consents, authorizations or other documents as Landlord request to give full effect to the foregoing.







       Tenant shall not contest any Realty Taxes or appeal any assessments related thereto without first notifying Landlord in writing.

       Tenant shall pay to Landlord forthwith upon demand all costs and expenses of any kind incurred by Landlord bona fide and acting reasonably in obtaining or attempting to obtain information in respect of or a reduction in respect of Realty Taxes and any assessments related thereto including, with limitation, legal, appraisal, administration and overhead costs.

6.06   Adjustments
       Any amounts payable by Tenant on account of Realty Taxes shall be adjusted on a per diem basis in respect of any period not falling wholly within the Term, for which Realty Taxes are payable.

ARTICLE VII
7.00 - OPERATION OF PREMISES
7.01   Operation of Premises by Tenant
       The Tenant at its own expense shall maintain, manage and operate the Premises in the same manner as a reasonable and prudent owner and tenant of same would do in a first, class and reputable manner befitting the Premises and in conformity with all present and future requirements of every governmental or other authority having jurisdiction and shall act diligently and use all proper and reasonable efforts consistent with good business practice.
7.02   Landlord May Perform or Pay
       In the event that Tenant fails to pay any cost or expense associated with or arising in connection with its use and operation, maintenance and repair of the Premises and including any and every obligation contained in this Lease or in the event Tenant fails to perform or fulfil any of its obligations hereunder, Landlord may pay or perform the same and shall be entitled to charge all of its costs and expenses together with an administrative charge of twenty (20^) percent in connection therewith to the Tenant as Additional Rent who shall pay them forthwith on demand. Landlord without prejudice and in addition to any other rights shall have the same remedies and may take the same steps for the recovery of all such sums as Landlord might have taken for the recovery of rent in arrears hereunder.

ARTICLE VIII
8.00 - USE OF PREMISES
8.01   Use of Premises
       Tenant convenants that it shall not use and shall not cause, suffer or permit the Premises to be used for any purpose other than as described as Use of Premises in Section 1.01(f) hereof without Landlord's prior written consent which may be withheld in Landlord's sole and absolute discretion.
8.02   Conduct of Business
       At all times throughout the Term, Tenant shall continuously, actively and diligently conduct its business in the whole of the Premises in a first class and reputable manner.
8.03   Tenant's Fixtures
       Tenant shall install and maintain at al times during the Term in the Premises first-class trade fixtures including furnishings and equipment adequate and appropriate for the business to be conducted on the Premises and of no less a quality or quantity than whatever is usual for such type of business, all of which shall be kept in good order and conditions.

       Tenant may not remove any trade fixtures of the Premises therefrom other than in the ordinary course of business except that, with the prior written consent of Landlord, Tenant may remove such trade fixtures provided that Tenant provides evidence satisfactory to Landlord that it is substituting therefor trade fixtures at least equal in value and function to those being removed.




8.04   Signs
       The Tenant shall have the right to erect signs on or about the Premises (except on or from the roof) advertising its business provided that such signs are approved in writing by the Landlord and such signs shall:

       (a)        comply with all applicable bylaws and regulations;
       (b)        be maintained in good repair by the Tenant and
       (c) not be erected if to do the same would weaken or impair the structural strength of the Building;
       (d)        at Landlord's request be removed on termination of the Lease.

       The Tenant shall upon removal of such signs repair any damage caused by their installation or removal.
8.05   Waste Removal
       Tenant shall not allow any refuse, garbage or any loose or objectionable material to accumulate in or about the Premises and will at all times keep the Premises in a clean and neat condition. Tenant shall comply with Landlord's regulations respecting the removal of waste and Tenant shall at its own expense remove all waste from the Premises. Until removed from the Premises, all waste from the Premises shall be kept in appropriate containers.
8.06   Pest Control
       Tenant shall be responsible for pest extermination in respect of the Premises and shall engage, for such purpose, such contractors and at such intervals as Landlord shall require.
8.07   Waste and Nuisance
       (a) Tenant shall not cause, suffer of permit any waste or damage to the Premises or leasehold improvements, fixtures or equipment therein nor permit any overloading of the floors thereof and shall not use or permit to be used any part of the Premises for any dangerous, noxious or offensive activity or goods and shall not do anything or permit anything to be done upon or about the Premises nor anything to be brought thereon which Landlord may reasonable deem to be hazardous or a nuisance or annoyance. Tenant shall take every reasonable precaution to protect the Premises from risk of damage by fire, water or the elements or any other cause.
       (b) Tenant shall not use any advertising transmitting or other media or transmissions of any kind, or other devices in a manner which can be heard, seen, or received outside the Premises, or which would in any way interfere with any communications or other systems outside of the Premises.
8.08 Compliance with Law

       (a) Tenant shall be solely responsible for obtaining from all authorities having jurisdiction all necessary permits, licences and approvals as may be necessary to permit Tenant to hold this Lease and to occupy the Premises and conduct its business thereon, as required by al applicable laws, including, without limiting the generality of the foregoing, any necessary extra provincial licence, any necessary licence and any necessary approvals under the Foreign Investment Review Act (Canada). Tenant shall be responsible for and shall comply at its own expense with all applicable Laws respecting the use, condition and occupation of the Premises, and all leasehold improvements, trade fixtures, furniture, fixtures, equipment and contents thereof (collectively called "Contents") and Tenant shall promptly perform all necessary repairs, alterations, changes and improvements to the Premises and Tenant's business, use, or occupancy thereon and the Contents in order to comply with all of such laws. Landlord covenants to Tenant that the Premises comply with all Laws as at the Commencement Date.
       (b) Tenant shall provide Landlord on request with evidence satisfactory to Landlord acting reasonably that Tenant has obtained and is complying with the terms of all applicable licences, approvals and permits from time to time.
8.09   Prohibited Uses







       If, in the opinion of Landlord, Tenant is in breach of any of the provisions of this Article, Tenant shall immediately discontinue such use upon Landlord's written request.

ARTICLE IX
9.00 - SERVICES AND UTILITIES
9.01   Utilities
       (a)        Tenant  shall  be  solely   responsible   for   supplying  all
                  utilities,  heating and  air-conditioning  equipment in such a manner as a reasonable and prudent owner of the Premises would do and in any event in such a manner so as to  prevent  damage to the Building from the elements.  Tenant shall  promptly pay for, as and when they fall due, all costs of supplying hot and cold water,  electricity,  fuel, gas, steam, sewer charges and other utilities, forms of energy, or other services to or used in respect of the Premises including,  without limitation, the cost of such  utilities  consumed  in or with  respect  to the
                  Premises.   Tenant  shall  further  be  responsible   for  the
                  maintenance,  repair and replacement of all utilities  systems and equipment serving the Premises.
       (b)        Tenant's  use of any  such  utilities  shall  not  exceed  the available  capacity of the existing systems from time to time.
                  If Tenant  desires at any time to obtain any such utilities in excess of such  available  capacity,  Tenant  may  supply  and install at its expense any  special  wires,  conducts or other
                  equipment   necessary  to  provide  such  additional  capacity
                  subject to the prior written consent of Landlord.
9.02   Non-Liability of Landlord
       Landlord shall not be liable for any damages, direct or indirect, resulting from or contributed to by any interruption or cessation of or failure in supply of any utilities, or any heating or air-conditioning equipment or any other systems or equipment on the Premises. Without limiting the generality of the foregoing, Landlord shall not be liable for and Tenant shall indemnify Landlord and save Landlord harmless from and against any and all indirect or consequential damages or damages for personal discomfort or illness of Tenant or any persons permitted by it to be on the Premises by reason of the suspension, non-operation, or failure for any period of time of any utilities, heating or air-conditioning equipment or any other systems or equipment on the Premises.
9.03   Landlord's Suspension of Utilities, etc.
       Should Landlord at any time wish to effect or make any inspection regarding any maintenance, repairs, replacements, alterations or improvements to any utilities, heating or air-conditioning equipment or systems (notwithstanding that Landlord has no obligation to do so), Landlord shall have the right, on at least 4 day's written notice to the Tenant except in an emergency, without any liability and without thereby constituting an interference with Tenant's rights under this Lease or a breach by landlord of this Lease, and without thereby entitling Tenant to any rights in respect thereof, to discontinue, suspend or modify any utilities, heating, air-conditioning and other systems at such time or times and from time to time as Landlord shall deem desirable. In such circumstances the Landlord shall use its best efforts to minimize any adverse impact on Tenant" business operations or quiet enjoyment of the Premises. The costs incurred by the Landlord in connection with any of the above shall be payable by Tenant forthwith on demand therefore and shall be recoverable by Landlord as Additional Rent.

ARTICLE X
10.00 - MAINTENANCE, REPAIRS AND ALTERATIONS
10.01   Maintenance and Repairs of Premises
       (a) At all times throughout the Term the Tenant at its sole expense shall perform or cause to be performed maintenance, decoration, repairs and replacements to keep the Premises and all the contents thereof and all services, equipment and systems located in or serving the Premises, at all times in first-class appearance and condition, and in accordance with all Laws.







       (b)        The  Landlord  shall  be  responsible  at its  sole  cost  for structural repairs to the building including those for structural defect or weakness of the leased Premises including, without limitation, the foundations, exterior wall assemblies including weather walls, subfloors, roof replacement, structural columns, beams and elements of the Leased Premises; any loss, injury or damage caused by any peril against which the Landlord is, or ought to have been insured as required by the Lease, or the use of defective or faulty material in the original construction of the Leased Premises by the Landlord or its contractors, or those for whom the Landlord is in law responsible, or change in governmental requirement which affect the Leased Premises, if not occasioned by the fault of the Tenant or those for whom the Tenant is responsible.
       (c) Not withstanding anything contained in this Lease the Landlord warrants and represents that prior to October 31, 1996, it shall be responsible for damage caused by any roof leak and shall indemnify the Tenant against all expenses related to such roof leak during the first year of the Term. From November 1, 1996, for the balance of the Term and any renewal, the Tenant shall be responsible for all roof repairs to an annual maximum of Ten Thousand ($10,000) Dollars. In the event such repairs exceed Ten Thousand ($10,000) Dollars in any given Lease Year, the Landlord, upon presentation of evidence of such expenditure shall reimburse the Tenant within fifteen
                  (15) working days.

10.02  Approval of Repairs and Alterations
(a) Tenant shall not make any repairs, replacements, changes, additions, improvements or alterations (hereinafter in this Article X referred to as "Alterations") to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld unless such proposed Alterations might; (I) in any way affect the structure of the Premises or the coverage of the Lands for zoning purposes; or (ii) in the opinion of the Landlord, detrimentally affect the appearance or equality of the Premises, or impair the value or usefulness of the Premises, in either of which events such consent may be unreasonably withheld in Landlord's sole discretion.
(b) With its request for Landlord's consent, Tenant shall submit to Landlord details of the proposed Alterations including plans and specification in respect thereof prepared by qualified architects or engineers, and which alterations shall be completed in accordance with the plans and specifications approved in writing by Landlord. Unless expressly authorized in writing by Landlord to the contrary, all Alterations which might cost in excess of Ten thousand ($10,000) dollars to complete or which might affect the structure or mechanical or electrical systems of the Premises, shall be conducted under the supervision of a qualified architect or engineer approved by Landlord, such approval not to be unreasonably withheld.
(c) All Alterations shall be planned and completed in compliance with all Laws and Tenant shall, prior to commencing any Alterations, obtain, at its expense, all necessary permits and licences and provide evidence thereof satisfactory to Landlord.
(d) Tenant shall, prior to the commencement of any such Alterations furnish to Landlord at Tenant's expense such evidence as reasonable required by Landlord of the projected cost of Alterations together with such indemnification against costs, liens and damages as Landlord shall reasonably require including, if required by Landlord, a performance bond in such terms and issued by such company as shall be acceptable to Landlord in its sole discretion in an amount at least equal to the estimated cost of such Alterations, guaranteeing completion within a reasonable time of such Alterations free and clear of any liens or encumbrances.
(e) All Alterations shall be performed promptly and in a good and workmanlike manner and in compliance with landlord's rules and regulations by competent contractors or workmen who shall be designated or approved by Landlord.
(f) If Tenant performs any such Alterations without compliance with all of the foregoing provisions of this Article X, Landlord, without prejudice to and without limiting Landlord's other rights pursuant to this Lease and at law, shall have the right to require Tenant to remove such Alterations forthwith.
(g) The Landlord acknowledges that the Tenant may, at its own expense, install four (4) to six (6) silos on the east side of the building for purposes of sawdust collection.
10.03  Repair According to Landlord's Notice
       Landlord or any persons designated by it shall have the right to enter the Premises at any time upon reasonable prior notice to view the state of repair, condition and use thereof and Tenant shall promptly perform any maintenance, decoration, repairs, replacements or Alterations according to written notice from Landlord. In the event that the Tenant shall refuse or neglect to make forthwith the repairs referred to in any such notice, the Lessor may make the same and the costs thereto shall be paid forthwith by the Tenant as additional rent.

10.04  Notice by Tenant
       Tenant shall give immediate written notice to Landlord of any accident, defect, damage or deficiency in any part of the Premises, which comes to the attention of Tenant or any of its employees or contractors notwithstanding the fact that Landlord has no obligation in respect of the same. The provisions of this Section 10.04 shall not be interpreted so as to imply or impose any obligation whatsoever upon Landlord. Tenant shall exercise all due diligence to become aware of any such situation.
10.05  Ownership of Leasehold Improvements
       All leasehold improvements installed in the Premises shall forthwith upon the installation thereof become the absolute property of Landlord without compensation therefor but without Landlord's having or thereby accepting any responsibility in respect of the maintenance, repair of replacement thereof, all of which shall be Tenant's responsibility. The expression "Leasehold improvements" where used in this Lease includes, without limitation, all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed in or about the
       Premises,  and  includes  all  the  following,   whether  or  not  easily
       disconnected and moveable: doors partitions and hardware, mechanical, electrical and utility installations, carpeting, drapes, other floor and window coverings, and drapery hardware, and decorations of any kind, heating, ventilating, air conditioning and humidity control equipment, lighting fixtures, built-in furniture and furnishings, all counters in any way connected to the Premises or to any utility services located therein.
       The only exclusions from "Leasehold improvements" are free-standing furniture, trade fixtures and equipment not in any way connected to the Premises or to any utility systems located therein.
10.06  Construction Liens
       Tenant shall make all payments and take all steps necessary to ensure that no lien or other charge is registered against the Premises or any portion thereof or against either Landlord's or Tenant's interest therein as a result of any work done or material implied to Tenant or the Premises. Tenant shall cause any such registrations to be discharged or vacated immediately after notice from Landlord, or within ten (10) days after registration, whichever is earlier. Tenant shall indemnify and save harmless Landlord from and against any liabilities, claims, damages, costs or expenses, including legal expenses, arising in connection with any work done or materials supplied in respect of the Premises.
       If Tenant permits there to be registered or fails to cause any such registration to be discharged or vacated as aforesaid, then, in addition to any other rights of Landlord, Landlord may, but shall not be obliged to, discharge or vacate the same by paying the amount claimed to be due together with any other amounts into court or otherwise as Landlord determines, including legal fees and disbursements, in this arranging for the discharging or vacating of any such liens or certificates of action and all amounts so paid by Landlord shall be paid by Tenant to Landlord forthwith upon demand together with reasonable compensation to Landlord for administration in respect thereof.
ARTICLE XI
11.01  11.01  Vacating of Possession
       Forthwith upon the expiry or earlier termination of the Term, Tenant shall peaceable deliver to Landlord vacant possession of the Premises in such condition in which Tenant is required to maintain and keep the Premises during the Term pursuant hereto and shall leave the Premises in a neat, clean and broom-swept condition and Tenant shall deliver all keys for the Premises and all key or combinations to locks on doors, safes or vaults within the Premises.
11.02  Removal of Trade Fixtures
       Provided that Tenant has paid all Rent to the date of expiry or earlier termination of the Term and any and all damages and other amounts payable by Tenant to Landlord for any reason whatever and provided Tenant is not otherwise in default hereunder, or if otherwise authorized or requested by the Landlord, Tenant shall at the expiry or earlier termination of the Term from the installation or removal of such trade fixtures. Other than as provided above, tenant shall not remove trade fixtures from the Premises.
       If at the expiry or earlier termination of the Term, Tenant does not remove its trade fixtures or any of its other property on the Premises, Landlord shall have no obligation in respect of any such trade fixtures or property and may sell or destroy the same or have them removed or stored at the expense of Tenant or dispose of them in any other manner whatsoever as may be determined by Landlord in its sole discretion; at the option of Landlord, such trade fixtures or property not removed at the expiry or earlier termination of the Term shall become the absolute property of Landlord without payment of any compensation therefor to Tenant and may be dealt with by Landlord in such manner as it determines.
11.03  Removal of Leasehold Improvements
       Notwithstanding that the leasehold improvements become the absolute property of Landlord upon installation, at the expiry or earlier termination of the Term, Tenant shall remove any or all of such leasehold improvements as required by Landlord and in so doing, shall repair any damage caused as a result of the installation or removal of the same.
11.04  Overholding by Tenant
       If Tenant remains in possession of all or any part of the Premises after the expiry of the Term with the consent of Landlord and without any further written agreement, this Lease shall not be deemed thereby to have been renewed and Tenant shall be deemed conclusively to be occupying the Premises as a monthly tenant on the same terms as set forth in this Lease so far as they are applicable to a monthly tenancy except the monthly Rent shall be 200% of an amount determined by taking 1/12 of the Rent payable for the period of the last twelve months of the Term.

ARTICLE XII
12.00 - DAMAGE AND DESTRUCTION
12.01  Termination of Lease
       If any part of the Premises is damaged or destroyed and either
       (a) in the opinion of Landlord acting reasonably, the damage or destruction cannot be repaired or rebuilt within one hundred and eighty (180) days after the damage or destruction; or
       (b) such damage or destruction is caused by an occurrence against which Landlord is not insured or required to insure or the cost of repairs of which would be in excess of the amount which Landlord is required to insure pursuant hereto or is otherwise insured; or
       (c) such damage or destruction occurs within two (2) years prior to the expiry of the Term and either there are no remaining rights in Landlord or Tenant to extend or renew this Lease or Landlord or Tenant, having the right to renew or extend this Lease, fails to do so within fifteen (15) days after such occurrence;




       Landlord may, at its option to be exercised by written notice given to Tenant within sixty (60) days after such occurrence, terminate this Lease whereupon Tenant will immediately surrender the Premises and all its interest therein to Landlord and Basic Rent and all other payments for which Tenant is liable pursuant to this Lease shall be apportioned to the effective date of termination (but subject to any abatement to which the Tenant may be entitled under Section 12.03 of this Lease by reason of the Premises having been rendered in whole or in part not reasonably capable of use or occupancy). Tenant will remain liable to Landlord for all sums accrued due under this Lease to the date of termination, and Landlord may re-enter and repossess the Premises discharged of this Lease.

12.02  Repair and Rebuilding
       If this lease is not terminated pursuant to this Article XII:
       (a) Landlord, to the extent of insurance proceeds which Landlord receives or would have received if it had maintained such insurance as is required to be maintained by the Landlord hereunder, and to the extent that any mortgagee entitled to be paid such insurance proceeds consents to the use of same for repair of such damage or destruction, shall diligently proceed to perform such repairs to the Premises to the extent of insurance proceeds being available. Within thirty (30) days after Landlord has completed its repairs, Tenant shall complete any necessary repairs to the Premises to render the Premises usable for Tenant's purposes and shall fully fixture, stock and staff the Premises and recommence the operation of Tenant's business.
       (b) Landlord, in performing its repairs to the Premises or the Common Facilities as required hereby shall not be obliged to repair or rebuild in accordance with plans or specifications for the Premises as they existed prior to such damage or destruction, but Landlord may repair or rebuild the same in accordance with any plans and specifications chosen by Landlord in its sole and absolute discretion provided that Tenant's use and occupancy of and access to the
           Premises and the general overall ability of the Premises are not materially detrimentally affected by any difference in plans, specifications, or form of the Premises or from such plans, specifications and form as the same existed immediately prior to the occurrence of such damage or destruction.
12.03  Abatement
       (a) If the damage or destruction in such as to render the whole or any part of the Premises unusable for the purpose of Tenant's use as permitted hereby, then Rent shall abate from the date of the damage or destruction until the Premises are again usable by Tenant for the purpose intended. Rent shall abate to the extent that Tenants use and occupancy of the Premises is in fact diminished, which determination shall be made by landlord in its sole discretion acting reasonably. The abatement will diminish proportionately as repairs are made and more of the Premises is returned to a usable state.
       (b)  Notwithstanding any other provision of this Section 12.03:
         (i) if the necessary repairs have been made within fifteen (15) days after the date of the damage or destruction, there will be no abatement of Rent;
         (ii) to the extent that any part of the Premises remains unusable because Tenant's repairs have not been completed, no abatement of Rent will extend beyond the date by which, in the opinion of Landlord arrived at on a reasonable basis, Tenant's repairs would have been completed had Tenant exercised reasonable diligence.
12.04  Determination of Matters
       For the purposes of this Article XII, all matters requiring determination such as, without limitation, the extent to which any area(s) of the Premises are damaged, or are not capable of being used, or the times within which repairs may be made shall be determined by Landlord acting reasonably, such determination to be final and binding on the parties.

ARTICLE XIII
13.00 - INSURANCE AND INDEMNITY


13.01  Landlord's Insurance
       Landlord shall obtain in full force and effect during the Term with respect to the Premises insurance against such occurrences and in such amounts and on such terms and conditions and with such deductible(s) as Landlord may determine from time to time, it being agreed that landlord need not communicate any determination to Tenant, Unless and until otherwise determined by Landlord, such insurance shall include, without limitation:
       (a)        insurance  on the  building  and  improvements  and  equipment contained therein owned or leased by Landlord or which Landlord desires to insure, for full replacement cost, against damage by fire, lightning, explosion, sprinkler leakage and other risks contained in fire insurance policies with endorsements generally known as extended coverage and riot vandalism and malicious acts, endorsements or, at Landlord's option, all risks insurance;
       (b) boiler and machinery insurance on such insurable objects as Landlord may elect to insure;
       (c) rental income insurance covering such occurrences, in such form, and with such period of indemnity as Landlord may determine;
       (d)        public liability insurance; and
       (e)        such other insurance and insurance in such amounts and on such terms as Landlord, in its discretion, may determine.
       Notwithstanding  that  Tenant  shall be  contributing  to or  paying  for
       Landlord's costs and premiums respecting such insurance pursuant tot he terms of this Lease, Tenant shall not have any insurable or other interest in any of Landlord's insurance other than the rights, if any, expressly set forth in this Lease or in any policy of insurance obtained by Landlord, and, in any event, Tenant shall not have any interest in or any right to recover any proceeds under any of Landlord's insurance policies. Landlord shall use reasonable efforts to obtain in its property insurance policies upon Tenant's request a waiver of subrogation against Tenant, if same can be obtained from Landlord's insurer on such terms and with such limits and deductibles as Landlord shall determine.

13.02 Commencing on the Commencement Date and thereafter at all times throughout the term, Tenant shall pay to Landlord or as the Landlord may direct not later than the time when they shall fall due, all premiums and costs payable by the Landlord to obtain the Landlord's Insurance.
13.03  Tenant's Effect on Other Insurance
       (a) Tenant shall not do and shall not cause, suffer or permit to be done or omitted to be done by any of its servants, agents, contractors, or person; for whom Tenant is in law responsible anywhere on the Premises or by any person in, on or about the Premises and shall not permit there to be on the Premises anything which might:
           (i) result in any increase in the cost of any insurance policies of Landlord;
           (ii)     result in an actual or threatened cancellation of or adverse change in any policy of insurance of Landlord; or
           (iii)    be  prohibited  by any policy or  insurance  of  Landlord in force from time to time in respect of the Premises or any part of contents thereof.
       (b) If the cost of any insurance policies of Landlord on or related to the Premises or any part of contents thereof shall be increased as a result of:
           (i) the use of occupancy of the Premises by Tenant or any other person on the Premises;
           (ii) anything kept or permitted to be kept by Tenant or by any person anywhere in the Premises; or
           (iii)    any act or omission of Tenant or any person in the Premises.

       Tenant shall pay the full amount of such increase in cost to Landlord forthwith upon demand.
       In determining Tenant's responsibility for any increased cost of insurance as aforesaid, a statement issued by the organization, company or insurer establishing the insurance premiums or rates for the relevant policy shall be conclusive evidence of the various components of such premiums of rates and the factors giving rise to any increase therein.
       (c) In the event of an actual or threatened cancellation of or adverse change in any policy of insurance of Landlord on or related to the Premises or any part of contents thereof by reason of:
           (i) the use of occupancy of the Premises by tenant or any other person permitted by Tenant on the Premises; or
           (ii) anything placed on or permitted by Tenant or any person in the Premises and if Tenant fails to remedy the situation, condition, use, occupancy or other factor giving rise to such actual or threatened cancellation or change within twenty-four (24) hours after notice thereof by Landlord,
       Landlord may, at its option, either:
           (i)  terminate this Lease forthwith by written notice; or
           (ii) remedy the situation, condition, use, occupancy or other factor giving rise to such actual or threatened cancellation or change, all at the cost of Tenant to be paid to Landlord forthwith upon demand; for any or all of such purposes as set forth in this subsection (ii) Landlord shall have the right to enter upon the Premises without further notice.

13.04  Tenant's Insurance
       The Tenant shall maintain during the Term (i) all risks insurance upon property owned by the Tenant or for which it is liable (including glass) and which is located on the Premises including, without limitation, furniture, fitting, installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Tenant in an amount equal to the full replacement cost thereof; (ii) comprehensive general liability insurance against claims for death, personal injury and property damage in or about the Premises in amounts satisfactory from time to time to the Landlord acting reasonably but in any event in an amount not less than $2,000,000.00 per occurrence for personal injury and property damage;
       (iii) tenant's legal liability insurance for limits satisfactory from time to time to the Landlord acting reasonably; (iv) Business interruption insurance; and (v) such other insurance as Landlord may from time to time require. Each such policy shall be in form and with insurers acceptable to the Landlord. The insurance described in parts (1) and (ii) shall name the Landlord and anyone designated in writing by the Landlord as Mortgagee as additional insureds as their interests may appear. All property damage and public liability insurance shall contain a provision for cross-liability or severability of interest as between the Landlord and the Tenant. The Tenant hereby releases the Landlord from any liability for loss to the extent of all insurance proceeds paid under policies of insurance carried by the Tenant or which would have been paid if the Tenant had maintained the insurance it is required to maintain under this Lease. Such policies shall contain an endorsement requiring the insurers under such policies to notify the Landlord in writing at least thirty (30) days prior to any material change or cancellation thereof. The Tenant shall furnish to the Landlord certified copies of all such policies for its acceptance, as aforesaid, and shall provide written evidence of the continuation of such policies not less than ten days prior to their respective expiry dates. The cost or premium for each and every such policy shall be paid by the Tenant. If the Tenant fails to maintain such insurance, the Landlord shall have the right, but not the obligation of any liability to do so, to pay the cost or premium therefor, and in such event the Tenant shall repay to the Landlord, as Additional Rent, forthwith on demand the amount so paid.
13.5   Landlord's Non-Liability
       Tenant agrees that Landlord shall not be liable or responsible in any way for any injury or death to any person or for any loss or damage to any property at any time, in, on or about the Premises, no matter how the same shall be caused and unless any such death, injury, loss or damage is caused or attributed to the gross negligence of the Landlord, its servants, agents, employees, contractors or persons for whom Landlord is in law responsible in performing any of its obligations hereunder. Without limiting the generality of the foregoing, Landlord shall not be liable or responsible for any injury, death, loss or damage to any persons or property caused or contributed to by any of the following: fire, explosion, steam, water, rain, snow, electricity, gas, or falling plaster; or by dampness or leaks from any pipes, appliances, plumbing works, roof, exterior walls or any other source whatsoever. All property kept or stored in or about the Premises shall be at the sole risk of Tenant and Tenant shall indemnify Landlord and save it harmless in respect of the same. Without in any way limiting or affecting the generality or interpretation of the foregoing provisions of this Section 13.05, it is agreed that Landlord shall in no event be liable for any indirect or consequential damages suffered by Tenant or any person arising therefrom except if arising from the Landlord's gross negligence in performing any of its obligations hereunder.

13.06  Indemnity of Landlord
       Tenant  shall  indemnify  Landlord  and  all  of  its  servants,  agents, employees, contractors and persons for whom Landlord is in law responsible and shall hold them and each of them harmless from and against any and all liability, claims, damages, losses and expenses, including all legal fees and disbursements, due to, arising from or to the extent contributed to by:
       (a) any breach by Tenant of any of the provisions of this Lease;
       (b) any act or omission of any person on the Premises or any use of occupancy of or any articles in the Premises;
       (c) any act or omission of Tenant or any of its servants, agents, employees, invitees, licensees, sub-tenants, concessionaires, contractors or persons for whom Tenant is in law responsible on the Premises;
       (d) any injury, death or damage to persons or property of Tenant of its servants, agents, employees, customers, contractors or any other persons on the Premises by or with the invitation, licence or consent of Tenant.
       (e) Any damage, destruction or need of repair to any part of the Premises caused by any act or omission of Tenant or its servants, agents, employees, customers, contractors, or persons for whom Tenant is in law responsible, notwithstanding any other provisions of this Lease including Landlord's repair obligations under Section 10.07 above.

13.07  Landlord's Employees
       It is agreed that every indemnity, exclusion or release of liability and waiver of subrogation herein contained for the benefit of Landlord shall extend to and benefit all of Landlord's servants, agents, employees, and those for whom Landlord is in law responsible (collectively referred to in this Section 13.07 as "Employees"); solely for such purpose, and to the extent that Landlord expressly chooses to enforce the benefits of the
       Section 13.07 for its Employees, it is agreed that Landlord is the agent or trustee for its Employees.

ARTICLE XIV
14.00 - ASSIGNMENT, SUBLETTING AND CHANGE OF CONTROL
14.01  Consent Required
       This Lease is personal to Tenant only and therefore Tenant shall not assign this Lease in whole or in part and shall not sublet or part with or share possession of all or any part of the Premises without the written consent of the Landlord, which written consent is to be obtained in advance from the Landlord such consent not to be unreasonably or arbitrarily delayed or withheld, and shall not grant any concessions, franchises, licences or other rights to others to use any portion of the Premises without Landlord's prior consent as aforesaid (all of the foregoing being hereinafter individually or collectively referred to as "Transfer"). If the Tenant has entered into a bona fide arm's length agreement to sell the business conducted at the Premises, Tenant may transfer this Lease to the purchases thereunder but only with the prior written consent of





       Landlord in each instance, which consent may not be unreasonably or arbitrarily delayed or withheld.

       Notwithstanding and without in any way affecting or limiting the interpretation of the foregoing, it is agreed that it shall be reasonable for Landlord to withhold its consent to a Transfer unless it is shown to the Landlord's satisfaction that:
(h)    the proposed Transferee has a good business and personal reputation;
(i) The proposed Transferee has not been bankrupt or the holder of twenty (20%) percent or more of the issued shares of any class of shares of a corporation or of an interest in a partnership, either of which has been bankrupt in the ten (10) years preceding the date of the proposed Transfer;

       No transfer may be made other than pursuant to an agreement in writing of which a copy is given to Landlord together with the request for consent. The provisions of this Article XIV shall apply to any transfer which might occur by inheritance or operation of law.

14.02  Obtaining Consent
       All requests to Landlord for consent to any Transfer shall be made to Landlord in writing together with a copy of the agreement pursuant to which the proposed Transfer will be made and a copy of the agreement of purchase and sale in respect of the business. All costs incurred by Landlord, in respect of any such request for consent, including legal costs and Landlord's administrative fee, shall be the responsibility of and shall be paid by Tenant forthwith upon demand, whether or not Landlord grants its consent to any proposed Transfer.

       All such requests to Landlord for consent to any Transfer shall be accompanied by such information in writing as a Landlord might reasonably require respecting a proposed Transferee and which might be required to provide Landlord with all the information necessary to determine whether the aforementioned factors are satisfied, and which information shall include, without limitation, the name, business and home addresses and telephone numbers, business experience, credit information and rating, financing position and banking and personal references of such proposed Transferee.

14.03  Terms of Consent
       If Landlord consents to a Transfer, or a consent to such Transfer is obtained by the order of a court of competent jurisdiction, or if a Transfer occurs as a result of operation of law not requiring Landlord's consent (notwithstanding the express agreement between the parties hereto that any Transfer by operation of law shall in any event be subject to the consent of landlord and all of the other provisions as contained in this Article XIV), Landlord shall have the following rights, in default of any of which no such Transfer shall occur or be effective:
       (a) to collect a deposit or further deposit to be held as a security deposit for the prompt performance by the Transferee of all of the terms, covenants, conditions and provisions of this Lease such that a security deposit held by Landlord shall be equivalent to at least, two (2) months' Rent payable in respect of the Transferred Premises;
       (b) to require Tenant and the transferee and any indemnifier in respect of Tenant's or Transferee's obligations hereunder to enter into an agreement in writing and under seal to implement any amendments to this Lease to give effect to Landlord's exercise of any of its rights hereunder;
       (c) to require the Transferee to enter into an agreement with Landlord in writing and under seal to be bound by all of Tenant's obligations under this Lease amended as herein provided;
       (d) to require the Transferee to waive any rights pursuant to subsection 39(2) of the Landlord and Tenant Act (Ontario) and any amendments thereto and any other statutory provisions of the same of similar effect, to pay any Rent less than the amount payable hereunder;







       (e) to require, if the Transfer is a sublease or other transaction not including an assignment, that all amounts payable by the Transferee to the Tenant be paid directly to Landlord who shall apply the same on account of Tenant's obligations under this Lease;
       (f) to require if the Transfer provides for a rental, a bonus, key money, a lump sum payment or any consideration incidental thereto which is in excess of the Rent or that portion of Rent attributable to a portion of the Premises transferred, then the excess shall be paid by Tenant to Landlord as Additional Rent, it being acknowledged by Tenant that it is not permitted to profit in any way from Transferring this Lease or parting with any portion of the Premises and that all additional payments in excess of the Rent and Additional Rent provided herein shall also be paid to Landlord as Additional Rent.

14.04  Effect of Transfer
       (a) No consent of Landlord to a Transfer shall be effective unless given in writing an executed by Landlord under seal and no such consent shall be deemed or presumed by any act or omission of Landlord or by Landlord's failure to respond to any request for consent or by Landlord's accepting any payment of any amount payable hereunder from any party other than Tenant. Without limiting the generality of the foregoing, Landlord may collect rent and any other amounts from any Transferee and apply the net amount collect to any Rent and the collection or acceptance of any Rent shall not be deemed to be a waiver of Landlord's rights under this section nor any acceptance of or consent to any such Transfer or a release of any of Tenant's obligations under this Lease. No Transfer and no consent by Landlord to any Transfer shall constitute a waiver of the necessity to obtain Landlord's consent to any subsequent or other Transfer.
       (b) In the event of any Transfer or any consent by Landlord to any Transfer, Tenant shall not thereby be released from any of its obligations hereunder but shall remain bound by all such obligations pursuant to this Lease for the balance of the Term. Tenant hereby consents to any amendments of this Lease which may be made between the Transferee and Landlord without the further consent or agreement of Tenant ("Amendments") and Tenant also consents to all Alterations as referred to in Section 10.02 above after any such Transfer. Tenant shall continue to be bound by all of its obligations pursuant hereto notwithstanding any such Amendments or Alterations, to the extent of what would have been Tenant's obligations pursuant hereto had such Amendments or Alterations not been made.
       (c) Every Transferee shall be obliged to comply with all of the obligations of Tenant under this Lease. Tenant shall enforce all of such obligations against each Transferee. Any default of any Transferee shall also constitute a default of Tenant hereunder.
       (d) Tenant agrees that if this Lease is ever disclaimed or terminated by a trustee in bankruptcy of a Transferee or, if Landlord terminates this Lease as a result of the bankruptcy, insolvency or any act or default of any Transferee, Tenant shall, upon Landlord's request, enter into a new lease of the Premises on the identical terms hereof subject to such amendments hereto which had been agreed upon prior to such disclaimer or termination, with the exception only of the length of the Term which shall commence on the date upon which Landlord exercises its right to require Tenant to enter into such new lease and shall expire on the date upon which the Term would have expired but for such disclaimer or termination by such trustee in bankruptcy or such termination by Landlord, and with the exception that Tenant will accept the Premises in an "as is" condition, as of such date upon which Landlord exercises its right to require Tenant to enter into such new lease.

14.05  No Advertising of Premises
       Tenant shall not advertise this Lease or all or any part of the Premises or the business or fixtures or contents therein for sale without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold subject to the other provisions hereof.






14.06  Mortgage of Lease
       The restrictions on Transfer as aforesaid shall apply, mutatis mutandis, to any assigning, subletting, mortgaging, charging or otherwise transferring of the Premises or this Lease for the purpose of securing any loan or the repayment thereof by Tenant.

14.07  Corporate Tenant
       If Tenant or any occupant of the Premises at any time is a corporation, it is acknowledged and agreed that the transfer of the majority of the issued shares in the capital stock or any transfer, issuance or division of any shares of the corporation or of any affiliated corporation of the corporation sufficient to transfer control to others than the then present shareholders of the corporation shall be deemed for all purposes of this Article XIV to be a Transfer and, according, a breach of this
       Article XIV, and it is agreed that the parties hereto shall have all of the same rights and obligations in respect thereof as are applicable to a Transfer. Landlord shall have access at all times to the corporate books and records of Tenant, which Tenant agrees will be located at such place in Canada of which Landlord shall at all times be kept notified by Tenant in writing, and Tenant shall make the same available to Landlord and its representatives upon request, for inspection at all times in order to ascertain whether or not there has at any time during the Term been a transfer, issuing or division of shares sufficient to constitute a change in control of Tenant corporation as aforesaid. This Section 14.07 shall not apply to Tenant if and as long as Tenant is in occupancy of the Premises and is a corporation whose shares are listed and traded on any recognized public stock exchange in Canada or the United States.

14.08 Assignment by Landlord
       Landlord shall have the right to sell, lease, convey or otherwise dispose of the Premises and to assign this Lease and any interest of Landlord pursuant to this Lease without restriction. If Landlord shall sell, lease, convey or otherwise dispose of the Premises or shall assign this Lease or any interest of Landlord pursuant to this Lease, then, to the extent that the purchaser or assignee agrees with landlord to assume the covenants and obligations of Landlord hereunder, Landlord shall thereupon and without further agreement be release of all liability pursuant to the terms of this Lease.

ARTICLE XV
15.00 - STATUS AND SUBORDINATION OF LEASE
15.01  Status Statement
       Tenant shall, within ten (10) days' after written request from Landlord, execute and deliver to Landlord, or to any actual or proposed lender, purchaser or assignee of Landlord, a statement or certificate in such form as requested by Landlord stating with reasonable particularity (if such is the case or stating with reasonable particularity the manner in which such may not be the case):
       (a) that this Lease is unmodified and in full force and effect, or particulars of any such modifications or stating that this Lease is not in full force and effect if such is the case;
       (b) the date of commencement and expiry of the Term and the dates to which Basic Rent and any other Rent, including any prepaid rent have been paid;
       (c) whether or not there is any existing default by either party under this Lease and, if so, specifying such default;
       (d) that there is reason why the obligations of Tenant under this Lease may not be fully enforced in accordance with their terms and that there are no defences, counter-claims or rights of set-off in respect of any of the same; and
       (e) full details of the financial and credit standing and details of the corporate organization of Tenant and the Indemnifier, if any, it being intended that any such statement delivered pursuant hereto may be relied upon by an actual or prospective lender, purchaser and assignee of any interest of Landlord under this Lease or in the Premises.




15.02  Subordination
       This Lease and the rights of Tenant hereunder are and shall be subject and subordinate to any and all mortgages, trust deeds, and charges (any of which are herein called "Mortgage" or "Mortgages"" on or in the future, including all renewals, extensions, modifications and replacements of any Mortgages from time to time. Tenant shall at any time on notice from Landlord or a holder of Mortgage attorn to and become a tenant of the holder of any of such Mortgages upon the same terms and conditions as set forth herein and shall execute promptly on request by Landlord any certificates, agreements, instruments of postponement or attornment or other such instruments or agreements as requested from time to time to postpone or subordinate this Lease and all of Tenant's rights hereunder to any of such Mortgages or to otherwise give full effect to any of the provisions of this Article XV.

       Tenant agrees to attorn to and become the tenant of any party whose title to the Premises is superior to that of Landlord or to any assignee from Landlord of landlord's interest under this Lease upon the same terms and conditions as are set forth in this Lease and shall execute promptly on request any agreements or instruments of attornment to give effect to such attornment as shall be requested by Landlord at any time and from time to time.

       Provided Tenant is not in default hereunder, Landlord shall use reasonable best efforts to obtain from the holder of any Mortgage, in respect of which Tenant has executed and delivered an instrument of postponement, subordination or attornment as required hereby, its agreement to permit Tenant to continue in occupation of the Premises in accordance with and subject to the terms of this Lease.

15.03  Tenant's Failure to Comply
       If Tenant fails to execute any certificate, agreement, instrument, or other document as required by the foregoing provisions of this Article XV within ten (10) days after request by Landlord, then Landlord shall have the right to:
       (a) execute any such certificate, agreement, instrument or document for and on behalf of Tenant and in Tenant's name, Tenant hereby agreeing to be bound by the same, and for such purpose Tenant hereby irrevocably appoints Landlord as Tenant's attorney for and on behalf of Tenant pursuant to the Powers of Attorney Act (Ontario) and which appointment shall survive the death or incapacity of Tenant.

15.04 Registration
       Tenant shall not register this Lease or any short form or notice hereof except in Landlord's form prepared by landlord on Tenant's request or in such form as has been approved by Landlord in writing. The cost of preparation, approval, execution and registration of any notice or short form of this Lease or other document to be registered by Tenant shall be borne by Tenant and shall be paid by Tenant forthwith upon demand. If Tenant registers or causes or permits there to be registered against the title to the Lands any short form or notice of this Lease or other document, Tenant shall forthwith provide to the Landlord details of such registration and a duplicate registered copy of the registered document.

       Any lease or notice or short form of this Lease registered by or at the request of Tenant shall contain an irrevocable power of attorney by Tenant in favour of Landlord, which power of attorney is also hereby irrevocably granted by Tenant to Landlord under the Powers of Attorney Act (Ontario) and which power of attorney shall survive the death or incapacity of Tenant, authorizing Landlord to execute on behalf of and in the name of Tenant such notices, agreements and documents as shall be required or desired by Landlord to expunge or discharge from the register of the title of the lands any interest of Tenant therein after the expiry or earlier termination of this Lease.









ARTICLE XVI
16.00 - DEFAULT AND REMEDIES
16.01  Default and Remedies
       If any of the following shall occur:
       (a) Tenant shall fail, for any reason, to make any payment of Rent as and when the same is due to be paid hereunder and such default shall continue for fifteen (15) days after such payment was due, whether or not notice is given to Tenant;
       (b) Tenant shall fail, for any reason, to perform any other covenant, condition, agreement or other obligation on the part of Tenant to be observed or performed pursuant to this Lease (other than the payment of any Rent) and such default shall continue for fifteen (15) days after written notice thereof or such shorter period as expressly provided herein;
       (c) Any of the policies of Landlord's insurance on the Premises or any part or contents thereof shall be actually or threatened to be cancelled or adversely changed as a result of any use of occupancy of or contents in the Premises;
       (d) Tenant shall purport to make a Transfer affecting the Premises, or the Premises shall be used by any person or for any purpose, other than in compliance with and as expressly authorized by this Lease;
       (e) Tenant or any other person occupying any portion of the Premises shall make an assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt or insolvent debtors or make any proposal, assignment, arrangement or compromise with its creditors or, if any steps are taken or action or proceedings commenced by any person for the dissolution, winding-up or other termination of Tenant's existence or liquidation of its assets;
       (f) A trustee, receiver, receiver-manager, agent or other like person shall be appointed in respect of the assets or business of Tenant or any other occupant of the Premises;
       (g) Tenant attempts to or does abandon the Premises or remove or dispose of any goods and chattels from the Premises so that there would not, in the event of such removal or dispose, be sufficient goods of Tenant on the Premises subject to distress to satisfy all arrears of Rent payable under this Lease and all Rent payable hereunder for a further period of at least twelve (12) months, or if the Premises shall be vacant or unoccupied for a period of five (5) consecutive days or more without the prior written consent of Landlord;
       (h) Tenant makes any sale in bulk affecting any property on the Premises (other than in conjunction with a Transfer approved in writing by Landlord and made pursuant to all applicable legislation);
       (i) This Lease or any goods or other property of Tenant shall at any time be sized or taken in execution or attachment which remains unsatisfied for a period of five (5) days or more; and
       (j) Termination or re-entry by Landlord is permitted under any provision of this Lease or at law;
       Then, without prejudice to and in addition to any other rights and remedies to which Landlord is entitled pursuant hereto or at law, the then current and the next three (3) months' Rent shall be forthwith due and payable and Landlord shall have the following rights and remedies, all of which are cumulative and not alternative, to:
       (a) terminate this Lease in respect of the whole or any part of the Premises by written notice to Tenant; if this Lease is terminated in respect of part of the Premises, this Lease shall be deemed to be amended by the appropriate amendments, and proportionate adjustments in respect of Rent and any other appropriate adjustments shall be made in such manner as shall be determined by Landlord;
       (b) enter the Premises as agent of Tenant and as such agent to relet them for whatever term (which may be for a term extending beyond the Term) and on whatever terms and conditions as Landlord in its sole discretion may determine and to receive the rent therefor and, as the agent of Tenant, to take possession of any furniture, fixtures, equipment, stock or other property thereon and, upon giving written notice to Tenant, to store the same at the expense and risk of Tenant or to sell or otherwise dispose of the same at public or private sale without further notice, and to make such alterations to the Premises in order to facilitate their reletting as Landlord shall determine, and to apply the net proceeds of the sale of any furniture, fixtures, equipment, stock or other property or from the reletting of the Premises, less all expenses incurred by Landlord in making the Premises ready for reletting and in reletting the Premises, on account of the Rent due and to become due under Lease and Tenant shall be liable to Landlord for any deficiency and for all such expense incurred by Landlord as aforesaid; no such entry or taking possession of or performing alterations to or reletting of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention or termination is given by Landlord to Tenant;
       (c) remedy or attempt to remedy any default of Tenant in performing any repairs, work or other covenants of Tenant hereunder and, in so doing, to make any payments due or claimed to be due by Tenant to third parties and to enter upon the Premises, without any liability to Tenant therefor or for any damages resulting thereby, and without constituting a re-entry of the Premises or termination of this Lease, and without being in breach of any of Landlord's covenants hereunder and without thereby being deemed to infringe upon any of Tenant's rights pursuant hereto, and, in such case, Tenant shall pay to Landlord forthwith upon demand all amounts paid by Landlord to third parties in respect of such default and all reasonable costs of Landlord in remedying or attempting to remedy any such default plus ten (10%) percent of the amount of such costs of Landlord" inspection and supervision plus a further ten (10%) percent for overhead and profit;
       (d) obtain damages from Tenant including, without limitation, if this Lease is terminated by Landlord, all deficiencies between all amounts which would have been payable by Tenant for what would have been the balance of the Term, but for such termination, and all net amounts actually received by Landlord for such period of time; and

16.02  Interest
       All mounts of Rent shall bear interest from their respective due dates until the actual dates of payment at a rate of which shall be the greater of (I) three (3%) percent per annum in excess of the prime commercial rate of interest charged by Landlord's bank in Ontario for loans to its most favoured commercial customers from time to time; and (ii) the rate expressly agreed by Tenant in writing to be paid in respect of any amount(s) from time to time.

16.03  Costs
       Tenant shall be responsible for and pay to Landlord forthwith upon demand all costs incurred by Landlord, including, without limitation, reasonable compensation for all time expended by Landlord's own personnel, legal costs on a solicitor and his own client basis, and all other costs of any kind whatsoever, arising from or incurred as a result of any default of Tenant or any enforcement by Landlord of any of Tenant's obligations under this Lease or any other agreement or obligation of Tenant to Landlord, whether or not related to the Premises.

16.04  Allocation of Payments
       Tenant agrees that Landlord may, at its option to be exercised by written notice to Tenant at any time, apply all sums received by Landlord from Tenant or any other persons in respect of any Rent to any amounts whatsoever payable by Tenant and it is further agreed that any allocation made by Landlord, on its books and records or by written notice to Tenant or otherwise, may subsequently be re-allocated by Landlord as it may determine in its sole discretion, and any such allocation and re-allocation from time to time shall be final and binding on Tenant unless and to the extent subsequently re-allocated by Landlord.







16.05  Security Deposit
       Within forty-eight (48) hours after acceptance of the Offer to Lease, and execution of the Lease Agreement, the Tenant agrees to provide the Landlord with a Letter of Credit in the amount of Forty-two Thousand ($42,000) Dollars for a minimum term of two (2) years. This Letter of Credit shall expire upon the following two (2) conditions being fulfilled:
       (a) the Tenant remains a tenant in good standing, i.e. all realty taxes and net rent are up to date; and
       (b) the Tenant provides the Landlord with financial statements showing that his net worth in Cantech Investments Ltd. is over One Million ($1,000,000) Dollars.
       It is furthermore agreed that this Letter of Credit may be drawn down should the Tenant become delinquent in its rental and/or realty tax payments. The Landlord shall not draw on the Letter of Credit without first giving the Tenant thirty (30) days notice to cure the default. When the Letter of Credit has been discharged/expired, the Tenant shall pay the last month's net rent, plus GST as a further deposit.

16.06  Remedies to Subsist
       (a) No waiver of any of Tenant's obligations under this Lease and no waiver of any of Landlord's rights hereunder in respect of any default by Tenant hereunder shall be deemed to have occupied or be given as a result of any condoning, excusing, overlooking or delay in acting upon by Landlord in respect of any default by Tenant or by any other act or omission of Landlord including, without limitation, the acceptance of any Rent less than the full amount thereof, the acceptance of any Rent after the occurrence of any default by Tenant, or any verbal or written statements or agreements made by any employee of Landlord other than an agreement in writing duly executed on behalf of Landlord by one of its personnel with ostensible authority to do so. No waiver of any of Tenant's obligations or any of Landlord's rights hereunder shall be effective except and only to the extent of any express waiver in writing duly executed on behalf of Landlord by one of its personnel with ostensible authority to do so. The waiver by Landlord of any default of Tenant or of any rights of Landlord shall not be deemed to be a waiver of any term, covenant or condition in respect of which such default or right has been waived and shall not be deemed to be a waiver of any subsequent default of Tenant or right of Landlord.
       (b) All rights and remedies of Landlord under this Lease and at law, shall be cumulative and not alternative, and the exercise by Landlord of any of its rights pursuant to this Lease or at law shall at all times be without prejudice to any other rights of Landlord, whether or not the are expressly reserved.
       (c) If Landlord assigns this Lease to a mortgagee or holder of other security on the Premises or any part thereof or to any other person whatsoever, landlord shall nonetheless be entitled to exercise all rights and remedies available to it pursuant to this Lease and at law without providing evidence of the approval or consent of such mortgagee, holder of other security or other person whatsoever.
       (d) All Rent shall be paid by Tenant to landlord without deduction, abatement or set-off whatsoever, except as and to the extent expressly permitted pursuant to the terms of this Lease, and Tenant hereby waives any rights of deduction, abatement or set-off available to it now or at any time in the future, including any right to deduction, abatement or set-off contained in any statute.

16.07  Impossibility of Performance
       If and to the extent that either Landlord or Tenant shall be unable to fulfil or shall be delayed or restricted in the fulfilment of any obligation under this Lease, other than the payment by Tenant of any Rent, by reason of unavailability of material, equipment utilities, services or labour required to enable it to fulfil such obligation or by reason of any laws, or by reason of its not being able to obtain any permission or authority required pursuant to any applicable laws or by reason of any other such cause beyond its control and not the fault of the party being delayed and not avoidable by the exercise of reasonable foresight (excluding the inability to pay for the performance of such obligation), then the party being delayed shall be entitled to extend the time for fulfilment of such obligation by a time equal to the duration of such delay or restriction, and the other party shall not be entitled to any compensation for any loss, inconvenience, nuisance or discomfort occasioned thereby. The party delayed will, however, use its best efforts to fulfil the obligation in question as soon as is reasonably practicable by arranging an alternate method of providing the work, services or materials being delayed subject, in the case of performance by Tenant, to the approval of Landlord in its sole and absolute discretion. In any event, the provisions of this Section 16.07 shall not apply to permit any delay in any payment by Tenant of any Rent.

ARTICLE XVII
17.00 - CONTROL OF PREMISES
17.01  Rules and Regulations
       Landlord may, from time to time, make and amend such rules and regulations for the management and operation of the Premises as Landlord shall determine and Tenant and all persons under its control shall be bound by and shall comply with all of such rules and regulations of which notice is given to Tenant from time to time and all of such rules and regulations shall be deemed to be incorporated into and form a part of this Lease. Without limiting the generality of the foregoing, Tenant shall comply with all rules and regulations made by Landlord respecting security and respecting shipping, receiving, loading and unloading of merchandise, supplies, materials, garbage and all other things whatsoever, all of which shall be made only at such times and from, over or by means of such access routes, driveways, doors, loading areas, stairs and other areas or passages whatsoever as Landlord shall determine in writing from time to time. Landlord shall not make any rules or regulations which conflict with any express provision of this Lease unless and only to the extent required by any applicable laws or unless Tenant consents thereto. Landlord shall act reasonably in enforcing such rules and regulations but the imposition of any rules and regulations shall not create or imply any obligation of Landlord to enforce them or create any liability of Landlord for their non-enforcement or otherwise.

17.02  Access to Premises
       (a) Landlord (including its agents, employees, contractors or representatives), without limiting any other rights Landlord may have pursuant hereto or at law, shall have the right, but not the obligation, to enter the Premises at any time upon reasonable prior notice and for any of the following purposes:
              (i) to examine the Premises and to perform any maintenance, repairs and alterations to the same or any part thereof as may be required or permitted by this Lease and to perform any maintenance, repairs and alterations to any mechanical, electrical, heating, ventilating, air-conditioning and humidity control equipment and services located therein serving the Premises or any part thereof, and for all of such purposes, Landlord may take such material and equipment into the Premises as Landlord may require;
              (ii) to protect the Premises in respect of any construction or other work being performed in premises adjoining or in the vicinity of the Premises;
              (iii) for any purposes as determined by Landlord in cases of emergency;
              (iv) to read any utility or other similar meters located in the Premises
              (v) during the last twelve (12) months of the Term to show the Premises to prospective tenants, and to permit prospective tenants to make inspections, measurements, and plans;
              (vi) at any time during the Term, to show the Premises to prospective purchasers, mortgagees or lenders; and
              (vii) to exercise any of the rights available to Landlord pursuant to this Lease.







       (b) Landlord shall have the right to run through the Premises conduits, wires, pipes, ducts and other elements of any systems for utilities, heating, ventilating, air-conditioning and humidity control, telephone and other communications systems and any other such systems to serve the Premises or any parts thereof and landlord shall have access for itself and those designated by it to the Premises for the purpose of inspecting, maintaining, repairing, replacing, and altering any services in respect of any of the same. In such circumstances the Landlord shall use its best efforts to minimize any adverse impact on Tenant's business operations or quiet enjoyment of the Premises. Notwithstanding the foregoing, the Rent shall not be reduced or otherwise affected as a result of any of such systems being located on or running through the Premises.
       (c) Landlord shall exercise its rights pursuant to this Section 17.02 in such manner and at such times as Landlord, acting reasonably but in its sole discretion, shall determine; at any time that entry by landlord is desired in case of emergency, and if no personnel of Tenant are known by landlord to be present on the Premises of if such personnel fail for any reason to provide Landlord immediate access at the time such entry is desired, Landlord may forceable enter the Premises without liability for damage caused thereby.

ARTICLE XVIII
18.00 - EXPROPRIATION
18.01    Expropriation
         If the whole or any part of the Premises shall be expropriated (which term shall for the purposes of this Article XVII include expropriation, condemnation or sale by landlord to an authority with the power to expropriate, condemn or take) by any competent authority then:
         (a) Landlord and Tenant shall co-operate with each other in respect of such expropriation so that each may receive the maximum award to which it may be entitled in law for such expropriation;
         (b) Landlord shall have the option, to be exercised by written notice to Tenant, to terminate this Lease, such termination to be effective on the date the expropriating authority takes possession of the whole or substantial portion of the Premises; and
         (c) This lease shall continue in full force and effect in accordance with its terms until the date on which this Lease is terminated in accordance with the provisions of this Article XVIII, if terminated in accordance with the express provisions hereof and, if terminated, Rent and all other obligations under this Lease shall be adjusted as of the date of such termination.

ARTICLE XIX
19.00 - MISCELLANEOUS
19.01   Notices

         All notices, demands, requests or other instruments ("Notices") which may be or are required to be given under this Lease shall be in writing and shall be delivered in person or sent by prepaid registered Canadian mail or by CN/CP Telegram addressed:

         To the Tenant:
         Cantech Investments ltd.
         At the Premises

         To the Landlord:
         The Carrier Drive Development Limited
         40 The Bridle Path
         North York, Ontario
         M2L 1C8

         All such notices shall be conclusively deemed to have been given upon the day the same is personally delivered or, if mailed as aforesaid, four (4) business days (excluding Saturdays,






         Sundays, holidays and days upon which regular postal service is interrupted or unavailable for any reason) after the same is mailed as aforesaid, or if forwarded by CN/CP telegrams as aforesaid, two (2) business days (excluding Saturdays, Sundays, holidays and days upon which regular telegram service is interrupted or unavailable for any reason) after the same is delivered to CP/CP telegram office in Canada for transmitting, as the case may be. Any party may at any time by notice in writing to the other, change its address for service of Notices.

19.02    Planning Act
         This Lease is entered into subject to the provisions of and compliance with the provisions of all applicable legislation dealing with planning restrictions including the Planning Act R.S.O. 1990 and amendments.

19.03    Complete Agreement
         It is understood and agreed that other than and to the extent that any other written agreement between Landlord and Tenant respecting the Premises remains in force, this Lease constitutes the complete agreement between the parties and that there are no covenants, representations, agreements, warranties or conditions in any way relating to the subject matter of this Lease or the tenancy created hereby, expressed or implied, collateral or otherwise, except as expressly set forth herein. Tenant acknowledges that no representatives of Landlord are authorized to make on Landlord's behalf any covenants, representations, agreements, warranties or conditions of any kind or in any manner whatsoever other than as expressly set forth in writing in this Lease in the form in which it is executed by Landlord under seal. No amendment to this Lease shall be binding upon Landlord unless the same is in writing and executed by landlord under seal.

19.04    Use Prior to Commencement Date
         If Tenant uses or occupies the whole or any part of the Premises in any way prior to the Commencement date without entering into a lease with landlord in respect of such use or occupancy, then during the period of such use or occupancy, Tenant shall be a tenant of Landlord subject to all the terms and conditions as contained in this Lease which shall apply to such tenancy mutatis mutandis; the inclusion of this paragraph shall not be deemed to authorize or permit Tenant to use or occupy the whole or any portion of the Premises in any way prior to the Commencement Date.

19.05    Acceptance of Premises
         Tenant accepts the Premises in the state and condition in which they are received from Landlord and, Tenant's entering into possession of all or any part of the Premises shall be conclusive evidence of the acceptance by Tenant of the condition and state of repair of the Premises. The Lessor warrants that all heating, ventilation, air conditioning (HVAC System), electrical, mechanical (including dock levellers), plumbing and sprinkler systems will be in good working condition at the date of official commencement of the Lease Term (November 1, 1995) by the Lessee and will continue to be guaranteed until June 15, 1996. Furthermore, the Lessor warrants that the current sprinkler system conforms to all building codes/fire regulations, as pertaining to all applicable municipal and governmental authorities. The Lessor further agrees to deliver the premises in a clean and orderly condition.

19.06    Time of the Essence
         Time is of the essence of this Lease and all parts hereof.

19.07    Applicable Law








         This Lease shall be governed by and interpreted in accordance with the laws of the Province of Ontario. The parties agree that the Courts of Ontario shall have jurisdiction to determine any matters arising hereunder, except to the extent, if any, expressly provided to the contrary herein, and the parties hereby attorn to the jurisdiction of the Courts of Ontario.

19.08    Severability
         If any provision of this Lease of any portion thereof or the application of any of the same is illegal, unenforceable or invalid, it shall be considered separate and severable from this Lease and all of the remaining provisions hereof shall remain in full force and effect as though any such provision of this Lease or any portion thereof had not be included in this Lease but such provision of this Lease or portion hereof shall nonetheless continue to be enforeceable to the full extent permitted by law. Neither party is obliged to enforce this Lease to the extent that by so doing they would be contravening any applicable laws.

19.09    Option to Purchase
         The Tenant, if not in default under the Lease and with thirty (30) days written notice to the Landlord, shall have the Option to purchase the land, building and all improvements thereon during the lease term at the purchase price of Two Million One Hundred and Two Thousand Eight Hundred and Eighty ($2,102,880.00) Dollars, based on Thrity-two ($32.00) Dollars per square foot. The remaining terms and conditions of the option to purchase shall be mutually agreed upon between the Landlord and the Tenant within fifteen (15) business days of the exercising of this option by the Tenant. The closing date of the purchase shall occur as quickly as reasonably possible thereafter, which closing date shall be mutually agreed upon by the Landlord and the Tenant.

19.10    Option to Renew
         As long as Tenant is not in default of any of the terms of this Lease and shall have regularly, diligently and punctually paid Rent as and when due and duly and regularly performed its other covenants under the Lease through the Term, Tenant shall have the right to renew this Lease from its Expiry Date for a further term of Five (5) years provided that Tenant has notified Landlord in writing of its intention to exercise its option to renew not less than Six (6) months prior to the expiration of the Term. In the event of failure to give written notice within the time or in the manner prescribed, this option shall be null and void. In the event that the exercise of this option shall be duly and properly completed by Tenant, then all of the terms of this Lease shall apply during the renewal term except:
         (a) there shall be not further right of renewal unless agreed upon in writing at the time of renewal, if any of this Lease; and
         (b) Basic Rent shall be agreed upon between Landlord and Tenant negotiating in good faith and shall be based upon the prevailing rental rates for substantially similar Industrial/Office space in a substantially similar area.
         Should Landlord and Tenant fail to agree as to the amount of Basic Rent to be paid during the renewal term by the SIXTIETH (60th) day preceding the Commencement of the Renewal Term, such amount shall be determined by binding arbitration to be conducted pursuant to the relevant provisions of the Ontario Arbitration's Act, R.S.O. 1990 and amendments thereto with the intention that Basic Rent shall be based on the prevailing rental rates for substantially similar space in a substantially similar area. Should the arbitration continue past the Commencement Date of the Renewal Term, Tenant shall nevertheless pay Basic Rent during the renewal term, until the Basic Rent is determined, at a Basic Rent rate of Two Dollars and Sixty-five Cents ($2.65) per square foot, per annum, plus all Additional Rent specified under this Lease.






19.11    Environmental Practices
         (a)   In this Lease:
              (i) "Environmental Audit" shall mean a complete review of the Premises and the environmental practices of the Tenant thereon by the Landlord, its employees or agents and shall include such visual inspections, interviews with the Tenant, its employees, servants, or agents, and such soil, air, or other tests as the Landlord shall in its sole discretion deem to be necessary.
              (ii) "Hazardous Substance" means any contaminant, pollutant or hazardous substance that is likely to cause immediately or at some future time, harm or degradation to the environment or risk to human health or safety, and without restricting the generality of the foregoing, includes without limitation any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any municipal, provincial or federal environmental legislation.
         (b) The Tenant shall at all times use the Premises so as to comply with all municipal, provincial and federal environmental legislation in keeping with first class environmental protection practices.
         (c) The Landlord shall have the right to conduct an Environmental Audit of the Premises at any time and from time to time throughout the term and any renewal thereof. Such Environmental Audit shall be at the landlord's sole expense.
         (d) In the event that the Environmental Audit reveals that the Tenant is storing, handling, transporting, manufacturing, processing or otherwise dealing with any hazardous Substances in the Premises, the Landlord shall give the Tenant ninety (90) days within which to amend if required by municipal, provincial or federal environmental legislation its manner of storing, handling, transporting, manufacturing, processing or otherwise dealing with such Hazardous Substances to comply with municipal, provincial or federal governmental legislation. The Tenant shall, at its expense, further forthwith carry out such procedures including a clean up of any Hazardous Substances released by the Tenant onto the Premises (but expressly excluding any other Hazardous Substances) so as to be in compliance with applicable municipal, provincial and federal environmental legislation, and to forestall any damage to the Premises which in the opinion of the Landlord may be created by the unsatisfactory storing, handling, transporting, manufacturing, processing or otherwise dealing with any hazardous Substances.
         (e) In the event that the Tenant shall be in default of the provisions hereof and shall fail to amend its practices or take such corrective measures as are required pursuant to subparagraph (d) hereof within the aforesaid ninety (90) day period the Landlord shall have the right to enter upon the Premises and carry out such procedures as are, in the sole opinion of the Landlord, necessary to correct any damage which may have been done to the Premises or to forestall any damage to the Premises which in the opinion of the Landlord may be created by the unsatisfactory storing, handling, transporting, manufacturing, processing or otherwise dealing with such Hazardous Substances and the Tenant shall pay to the Landlord on demand, as Additional Rent, all costs and expenses of carrying out such procedures.
         (f) Any entry on the Premises of the Tenant by the landlord pursuant to the terms of the Lease shall not constitute a breach of the Landlord's covenant of Quiet Enjoyment.

19.12    Goods and Services Tax
         Goods and Services Tax means any and all goods and services taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes imposed on the Landlord with respect to the Rent payable by the Tenant to the Landlord under this Lease, or in respect of the rental of space under this Lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax or otherwise.








         Notwithstanding anything to the contrary contained herein, the Tenant shall pay to the Landlord an amount equal to the Landlord's liability (pursuant to the applicable legislation) for any and all Goods and Services Tax, levied, rated, charged or assessed in connection with this Lease, it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to all Goods and Services Tax payable or collectible by the landlord in respect of Rent or the rental of space under this Lease. The amount of Goods and Services Tax so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which the Goods and Services Tax are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. Despite any other paragraph or clause of this Lease, the amount payable by the Tenant under this paragraph shall be deemed to be a tax and not Rent but the Landlord shall have all of the same remedies for and rights of recovery of such amount as it has for recovery of Rent under this Lease and may require it to be paid in the same manner as Additional Rent for purposes of collection.

19.13    Section Numbers and Headings
         The table of contents of this Lease and all section numbers and all headings are inserted as a matter of convenience only and shall in no way limit or affect the interpretation of this Lease.

19.14    Interpretation
         Whenever a word importing singular or plural is used in this Lease such word shall include the plural and singular respectively. Where any party is comprised of more than one entity, the obligations of each of such entities shall be joint and several. Words importing either gender of firms or corporations shall include persons of the other gender and firms or corporations as applicable. Subject to the express provisions contained in this Lease, words such as "hereof", "herein", "hereby", "hereinafter", and "hereunder" and all similar words or expressions shall refer to this Lease as a whole and not to any particular section, or portion thereof being less that the whole.

19.15    Successors
         This Lease and all portions hereof shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrator, successors, assigns and other legal representatives excepting only that this Lease shall not enure to the benefit of any such parties unless and only to the extent expressly permitted pursuant to the provisions of this Lease.

19.16    Reasonability Clause
         Despite anything contained in this Lease to the contrary, 9a) any allocations of any cost, charge or expense which is to be determined by Landlord under his Lease shall be done on a reasonable and equitable basis, (b) whenever in this Lease landlord's consent, permission or approval is required, such consent, permission or approval shall not be unreasonably withheld or delayed, but if Landlord does not respond within fifteen 915) days to Tenant's request for such consent, permission or approval, then Landlord's consent, permission or approval shall be deemed to be given to Tenants request, and (c) in exercising any of its rights under this Lease, landlord shall act reasonably and as a prudent owner of a similar Premises having regard to size, age, and location.


         IN WITNESS WHEREOF this Lease has been executed by the parties hereto under their respective corporate seals and under the and of their duly authorized officer in that behalf, as of the day and year first written above.
SIGNED, SEALED AND DELIVERED         )        THE CARRIER DRIVE DEVELOPMENT LTD.
                                     )
in the presence of:                  )        per: ___________________________
                                     )
                                     )
                                     )
                                     )        CANTECH INVESTMENTS LTD.
                                     )
                                     )        per: ___________________________




SCHEDULE "A"
Parcel 36-36, Section E-24, being part of Lot 36, Concession 3 Fronting the Humber, designated as PART 1 on Plan 66R-8320, city of Etobicoke (formerly the Borough of Etobicoke), Municipality of Metropolitan Toronto.


SCHEDULE "B"
LANDLORD'S WORK
The Landlord, at its own expense, shall complete the following work in a good and workmanlike manner, prior to September, 1, 1995:
Office Area
o Replace any damaged/soiled/missing ceiling tiles, lighting covers and floor tiles.
o Steam clean entire office area carpet; however, re-carpet certain office areas. The areas to be re-carpeted shall be agreed upon between the Landlord and the Tenant before installation, including the type, style and colour of the carpet from the Landlord's standard selection available.
o Paint the entire office area; the colour to be agreed upon between the Landlord and the Tenant prior to the commencement of such work.
o Leave existing security system in place. (It is acknowledged by both parties that as the security system is a leased system and not owned by the Landlord, that the security company may remove the system at any time prior to a new Lease being entered into).

WarehouseArea
o Fix and ensure that all shipping doors (truck level and drive in) are in good working order and sealed properly including holes, gaps, et cetera.
o Fix and ensure all exit signs and emergency lighting is in proper working order.
o Fix and seal all cracks/separations in the block walls throughout warehouse area. Ensure all bolts in the floor are removed properly and that the floor is in good condition
o Replace the missing washroom ceiling tiles, fix the door handles, paint the walls and ensure all plumbing is working properly. This work is to be agreed upon between the Landlord and the Tenant prior to the commencement of this work.
o Ensure that there is 400 amps. 600 volts of electrical power into the building.

Outside Area
o Fix the asphalt area around the west side shipping area sewer to ensure proper drainage and safety.